Repurchase and Termination Agreement


     Repurchase and Termination Agreement dated as of February 20, 1998 ("Agreement") by and among Scovill Holdings Inc. (the "Company"), SBC Warburg Dillon Read Inc. ("SBCWDR"), BT Alex. Brown Incorporated ("BTAB," and together with SBCWDR, the "Initial Purchasers"), and United States Trust Company of New York ("U.S. Trust").

     Reference is made to the following:

     Amended and Restated Certificate of Designations, Preferences and Relative, Participating, Option and Other Special Rights of 13 3/4% Series A Cumulative Redeemable Exchangeable Preferred Stock of the Company (the "Certificate of Designations");

     Preferred Stock Registration Rights Agreement dated as of November 26, 1997 between the Company and the Initial Purchasers (the "Preferred Stock Registration Rights Agreement");

     One or more certificates (the "Preferred Stock Certificates") representing 100,000 shares of 13 3/4% Series A Cumulative Redeemable Exchangeable Preferred Stock of the Company (collectively, the "Preferred Stock");

     Warrant Agreement dated as of November 26, 1997 (the "Warrant Agreement") between the Company and U.S. Trust, as warrant agent (the "Warrant Agent");

     Warrant Registration Rights Agreement dated as of November 26, 1997 (the "Warrant Registration Rights Agreement," and together with the Preferred Stock Registration Rights Agreement, the "Registration Rights Agreements") between the Company and the Warrant Agent; and

     One or more certificates (the "Warrant Certificates," and together with the Preferred Stock Certificates, the "Certificates") representing 100,000 warrants (collectively, the "Warrants," and together with the Preferred Stock, the "Securities"), each warrant to purchase 4 shares of common stock of the Company.

     WHEREAS, on November 26, 1997 (the "Issue Date"), the Company sold to the Initial Purchasers, and the Initial Purchasers purchased from the Company, the Securities;

     WHEREAS, the Company wishes to repurchase from the Initial Purchasers, and the Initial Purchasers wish to sell to the Company, the Securities;


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     WHEREAS, holders of Preferred Stock are entitled to certain registration rights under the Preferred Stock Registration Rights Agreement, and holders of Warrants are entitled to certain registration rights under the Warrant Registration Rights Agreement;

     WHEREAS, upon consummation of the repurchase, U.S. Trust, on behalf of the Company, will cancel the Securities, after which the Warrant Agreement and the Registration Rights Agreements will terminate and no longer be in effect except for provisions that expressly survive termination pursuant to their terms;

     NOW, THEREFORE, for valid and full consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. Representations and Warranties.

     SBCWDR hereby represents and warrants that it is the sole beneficial owner of 66,667 shares of Preferred Stock and 66,667 Warrants (collectively, the "SBCWDR Securities"), with full power of disposition.

     BTAB hereby represents and warrants that it is the sole beneficial owner of 33,333 shares Preferred Stock and 33,333 Warrants (collectively, the "BTAB Securities"), with full power of disposition.

     Neither the execution and delivery by the Company of this Agreement nor the consummation of the repurchase of the Securities, as contemplated herein, does or will violate, conflict with or constitute a breach of any of the terms or provisions of, or result in a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under
(i) the charter or bylaws of the Company or any of the Company's subsidiaries, or (ii) any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which the Company or any of its subsidiaries is bound or to which any of their assets or properties is subject that, in the case of clause (ii), would have a material adverse effect on the business, condition (financial or other), properties, assets, liabilities or results of operations of the Company and its subsidiaries taken as a whole.

     Each party hereto represents and warrants that (i) the execution and delivery of this Agreement and the performance of its obligations hereunder has been duly authorized, (ii) this Agreement has been duly executed and delivered and (iii) this Agreement constitutes the valid and legally binding agreement of such party, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors'

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                                      -3-


rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

     2. Purchase and Sale.

     Subject to the condition in Section 3 hereof, the Company hereby agrees to repurchase from SBCWDR, and SBCWDR agrees to sell to the Company, all of the SBCWDR Securities at an aggregate purchase price of $6,880,556 in cash (the "SBCWDR Securities Purchase Price").

     Subject to the condition in Section 3 hereof, the Company hereby agrees to repurchase from BTAB, and BTAB agrees to sell to the Company, all of the BTAB Securities at an aggregate purchase price of $3,440,277 in cash (the "BTAB Securities Purchase Price").

     3. Condition.

     The Company's obligation to repurchase the Securities shall be subject to the prior or concurrent issuance and sale by the Company of 1,000,000 units, each unit consisting of one share of common stock and one share of Series B Preferred Stock of the Company, for aggregate gross proceeds of not less than the sum of the SBCWDR Securities Purchase Price and BTAB Securities Purchase Price pursuant to the Subscription Agreement dated as of February 20, 1998 between the Company and Co-Investment Partners, L.P.

     4. Closing.

     Subject to the satisfaction of the condition in Section 3, the closing of the repurchases of Securities (the "Closing") shall take place on February 20, 1998 at 10:00 a.m., or such later date and time as the parties shall agree (such date and time, the "Closing Date"), at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York, 10005. At the Closing, (i) the Company shall wire transfer the SBCWDR Securities Purchase Price in immediately available funds to an account specified in writing by SBCWDR, (ii) the Company shall wire transfer the BTAB Securities Purchase Price in immediately available funds to an account specified in writing by BTAB, (iii) the Initial Purchasers shall cause the Securities to be withdrawn from The Depository Trust Company, (iv) U.S. Trust, as registrar and transfer agent for the Preferred Stock, shall cancel the Preferred Stock Certificates and deliver them to the Company on behalf of the Initial Purchasers and (v) the Warrant Agent shall cancel the Warrant Certificates and deliver them to the Company on behalf of the Initial Purchasers.

     5. Effect of Closing.

     The parties hereto agree that, effective upon the Closing, (i) the Initial Purchasers' rights as holders of Securities shall terminate, (ii) the Warrant Agreement and the Registration Rights Agreements shall terminate and shall no longer be in effect, except that provi-


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sions thereunder that specifically survive termination shall survive in accordance with their terms, (iii) the Company shall be entitled to amend its certificate of incorporation to remove the provisions incorporated therein under the Certificate of Designations and (iv) the duties of U.S. Trust as registrar and transfer agent for the Preferred Stock and as Warrant Agent shall cease.

     6. Governing Law; Counterparts.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. This Agreement may be executed in counterparts.



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     IN WITNESS WHEREOF, each of the parties hereto has cause its duly authorized officers to execute this Agreement as of the date first above written.



                             SCOVILL HOLDINGS INC.


                             By:      /s/ Martin A. Moore
                                      ----------------------------------
                                      Name:  Martin A. Moore
                                      Title: Executive Vice President


                             SBC WARBURG DILLON READ INC.


                             By:      /s/ Teresa Lin
                                      ----------------------------------
                                      Name:  Teresa Lin
                                      Title: Executive Director


                             BT ALEX. BROWN INCORPORATED


                             By:      /s/ Daniel D. McCready
                                      ----------------------------------
                                      Name:  Daniel D. McCready
                                      Title: Managing Director


                             UNITED STATES TRUST COMPANY OF NEW YORK


                             By:      /s/ James E. Logan
                                      ----------------------------------
                                      Name:  James E. Logan
                                      Title: Vice President